UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2018

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices, including zip code)

(877) 755-4279

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 17, 2018, after more than four years at MINDBODY, Inc. (the “Company”), Kimberly Lytikainen, the Company’s Chief Legal Officer and Corporate Secretary, announced she will be leaving the Company, effective January 18, 2019. Ms. Lytikainen has made a significant impact at the Company since joining in 2014, and the Company wishes her well as she joins a privately-held start-up company to help build out its legal function.

(e)

In connection with her departure as the Company’s Chief Legal Officer and Corporate Secretary, Ms. Lytikainen entered into a transition agreement (the “Transition Agreement”) that includes a customary release of claims in favor of the Company. The Transition Agreement provides for a consulting period where Ms. Lytikainen will be reasonably available as a consultant to assist in the transition of the legal function. The transition consulting period is expected to run through March 31, 2019. Ms. Lytikainen will receive continued vesting of her equity awards through March 31, 2019 and be paid any bonus otherwise payable under the Company’s executive bonus plan for 2018 had Ms. Lytikainen remain employed through the date such bonuses are paid.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Brett White
Brett White Chief Financial Officer and Chief Operating Officer

Date: December 21, 2018